As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	51-0323571
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of Principal Executive Offices)	(Zip Code)

MicroStrategy Incorporated

2021 Employee Stock Purchase Plan

(Full title of the plan)

W. Ming Shao

Senior Executive Vice President & General Counsel and Secretary

MicroStrategy Incorporated

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

(Name and address of agent for service)

(703) 848-8600

(Telephone number, including area code, of agent for service)

Copy to:

Thomas S. Ward, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.001 per share	100,000 shares(2)	$527.59(3)	$52,759,000 (3)	$5,757

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Consists of shares of the registrant’s Class A Common Stock that are authorized for issuance under the MicroStrategy Incorporated 2021 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low sale prices of the registrant’s Class A Common Stock as reported on the Nasdaq Global Select Market on January 27, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s certificate of incorporation provides that the registrant will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the request of the registrant, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (any such person being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of any Indemnitee in connection with such action, suit or proceeding and any appeal therefrom; provided that the registrant shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the board of directors of the registrant.

The registrant maintains a general liability insurance policy which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description

4.1	Second Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 000-24435)).

4.2	Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2015 (File No. 000-24435)).

4.3	Form of Certificate of Class A Common Stock of the registrant (incorporated herein by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 000-24435)).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.

23.1	Consent of KPMG LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	MicroStrategy Incorporated 2021 Employee Stock Purchase Plan.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons Corner, Commonwealth of Virginia, on this 1st day of February, 2021.

MICROSTRATEGY INCORPORATED

By:	/s/ Phong Q. Le
Phong Q. Le
President & Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MicroStrategy Incorporated, hereby severally constitute and appoint Michael J. Saylor, Phong Q. Le and W. Ming Shao, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable MicroStrategy Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Saylor Michael J. Saylor	Chairman of the Board of Directors & Chief Executive Officer (Principal Executive Officer)	February 1, 2021

/s/ Phong Q. Le Phong Q. Le	President & Chief Financial Officer (Principal Financial Officer)	February 1, 2021

/s/ Jeanine Montgomery Jeanine Montgomery	Senior Vice President & Chief Accounting Officer (Principal Accounting Officer)	February 1, 2021

/s/ Stephen X. Graham Stephen X. Graham	Director	February 1, 2021

/s/ Jarrod M. Patten Jarrod M. Patten	Director	February 1, 2021

/s/ Carl J. Rickertsen Carl J. Rickertsen	Director	February 1, 2021

/s/ Leslie Rechan Leslie Rechan	Director	February 1, 2021